Exhibit 99.1

SCG Financial Acquisition Corp. Announces Successful Completion of its Business Combination with Reach Media Group Holdings, Inc.

CHICAGO, IL and SAN FRANCISCO, CA – April 8, 2013 – SCG Financial Acquisition Corp. (NASDAQ:SCGQ) (OTCBB: SCGQU) (OTCBB: SCGQW) (SCG), announced today it has successfully completed its business combination with Reach Media Group Holdings, Inc. (RMG Networks), a leading digital signage media and technology company. Going forward, SCG will do business as “RMG Networks.”

“RMG Networks CEO Garry K. McGuire and I are very excited about this new business combination. Our goal is to become a premier platform for providing customers and partners intelligent visual communications solutions and we will move swiftly to capture opportunities in this highly fragmented space,” said Gregory H. Sachs, Chairman and CEO of SCG. “In particular, RMG is well-positioned to capitalize on its existing leadership position in the fast-expanding out-of-home digital signage advertising market.”

“Our strong positions in the air-travel and shopping mall out-of-home advertising markets give RMG Networks a strong platform for growth,” said Mr. McGuire. “We believe this combination presents a significant opportunity for RMG and marks the start of an expanded business strategy to extend our footprint through organic growth, acquisitions and entry into adjacent markets. I look forward to working with Gregory and our entire team to build an exciting future for RMG Networks and its employees, customers and partners.”

It is expected that beginning on Wednesday, April 10, 2013, the stock ticker symbol for shares of SCG common stock will change from “SCGQ” to “RMGN”. SCG anticipates that payments to holders of its shares of common stock that tendered their shares will be made promptly following the closing of the business combination. SCG currently anticipates consummating the acquisition of Symon Holdings Corporation in the near term.

Lazard Frères & Co LLC is acting as exclusive financial advisor to SCG and legal counsel to SCG is Greenberg Traurig, LLP. Barclays is acting as exclusive financial advisor to RMG Networks and legal counsel to RMG Networks is Fenwick & West LLP.

About SCG Financial Acquisition Corp.

SCG Financial Acquisition Corp. is a special purpose acquisition company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. SCG was incorporated in Delaware on January 5, 2011. Its securities are quoted on the NASDAQ Capital Market (ticker:SCGQ) and the OTC Bulletin Board (tickers: SCGQU and SCGQW).

About RMG Networks

RMG Networks is a leader in the digital place-based advertising industry. The company operates the largest digital media advertising network in the air travel space with more than 120,000 in-flight media screens, 2,200 aircraft and an audience of more than 35 million passengers per month. Its Mall Media advertising business reaches over 62 million monthly viewers in 161 US shopping malls across the United States. RMG networks works with leading global brands and their advertising agencies in industries such as consumer electronics, automotive, financial services and technology, to engage with elusive audience segments. The company is based in San Francisco, CA and operates offices in New York, Detroit, Chicago, Los Angeles, and Beijing, China. For more information visit www.rmgnetworks.com.

FORWARD LOOKING STATEMENTS

This press release may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “expect,” “estimate,” “project,” “intend,” “plan,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of SCG, RMG Networks and the combined companies are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against SCG, RMG Networks or others relating to the business combination and the transactions contemplated thereby; (2) the risk that the completed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (3) the ability to recognize the anticipated benefits of the business combination; (4) costs related to the business combination; (5) changes in applicable laws or regulations; (6) the possibility that RMG Networks may be adversely affected by other economic, business and/or competitive factors; (7) the ability to integrate RMG Networks’ business and operations; (8) the anticipated growth and growth strategies; (9) the need for additional capital and the availability of financing; (10) the combined company’s ability to successfully manage relationships with customers, partners and other important relationships; (11) the combined company’s ability to integrate the management team and employees; (12) the loss of key personnel or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past; (13) the compatibility of business cultures; (14) technological changes; (15) demand for the combined company’s products and services and (16) other risks and uncertainties indicated from time to time in filings with the SEC by SCG.

Additional risks and uncertainties are identified and discussed in SCG’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this press release speak only as of the date of this press release. SCG undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this press release unless required by applicable law.

Contacts

Investor: Michelle Sibley; 312-784-3952; msibley@sachscapitalgroup.com

Media: Shawn Roberts; 415-305-6456; shawn.roberts@tallgrasspr.com